PROSPECTUS



                           WEINGARTEN REALTY INVESTORS

                    Offer to exchange our 7% Notes due 2011,
                      which have been registered under the
                         Securities Act, for all of our
                         outstanding 7% Notes due 2011,
                         which have not been registered

                          ____________________________

                          Terms of the Exchange Offer:

     - Offer to exchange up to $200,000,000 aggregate principal amount of our new 7% notes due 2011 for an equal amount of our old 7% notes due 2011.

     - Expires 5:00 p.m, New York City time, on January 14, 2002 unless extended.

     - You may withdraw your tender of old notes any time before the exchange offer expires.

     - We will accept any and all old notes validly tendered and not withdrawn for exchange before the exchange offer expires.

     - Not subject to any condition, other than the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission and certain other customary conditions.

     -  We  will  not  receive  any  proceeds  from  the  exchange  offer.

     - The exchange of old notes for new notes will not be a taxable exchange for U.S. federal income tax purposes.

     - The terms of the new notes and the old notes are identical in all material respects, except for certain transfer restrictions relating to the old notes.

     - The new notes will be evidence of the same indebtedness as the old notes and will be issued under, and entitled to the benefits of, the same indenture that governs the old notes.

     - You may tender old notes only in denominations of $1,000 and integral multiples of $1,000.

                                ________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               ___________________

               The date of this prospectus is November 30, 2001.

     In making your decision to exchange your old notes, you should rely only on the information contained and incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. We are offering to exchange the old notes only in places where offers and sales are permitted. You should not assume that the information contained and incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.


                             ----------------------


                             TABLE OF CONTENTS
Page
Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Incorporation of Certain Documents by Reference. . . . . . . . . . . . . .   1
Forward-Looking Information May Prove Inaccurate . . . . . . . . . . . . .   3
Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Combined Ratios of Earnings To Fixed Charges and Preferred Share Dividends   9
Description of the Notes . . . . . . . . . . . . . . . . . . . . . . . . .  10
The Exchange Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Certain United States Federal Income Tax Considerations. . . . . . . . . .  27
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30


     In this prospectus, "we," "us" and "our" refer to Weingarten Realty Investors and its subsidiaries unless the context otherwise requires. The term "Notes" refers to the old and new notes.

                             AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, and, in accordance therewith, file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be inspected and copied at the following public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 as well as at the regional office of the SEC at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. Such material may also be accessed electronically at the SEC's site on the World Wide Web located at http://www.sec.gov.

     Our common shares are traded on The New York Stock Exchange and reports and other information concerning us can be inspected and copied at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the Notes hereunder is completed:

     - Annual Report on Form 10-K/A for the year ended December 31, 2000 (File No. 001-09876).

     - Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2001 (File No. 001-09876).

     - Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2001 (File No. 001-09876).

     - Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (File No. 001-09876).

     -  Current  Report on Form 8-K filed January 22, 2001 (File No. 001-09876).

     -  Current  Report  on  Form 8-K filed March 22, 2001 (File No. 001-09876).

     -  Current  Report  on  Form 8-K filed April 16, 2001 (File No. 001-09876).

     -  Current  Report  on  Form 8-K filed April 26, 2001 (File No. 001-09876).

     -  Current  Report on Form 8-K/A filed April 30, 2001 (File No. 001-09876).

     -  Current  Report  on  Form  8-K  filed  May 4, 2001 (File No. 001-09876).

     -  Current  Report  on Form 8-K/A filed June 18, 2001 (File No. 001-09876).

     -  Current  Report  on Form 8-K/A filed June 21, 2001 (File No. 001-09876).

     -  Current  Report  on Form 8-K filed August 13, 2001 (File No. 001-09876).

     -  Current  Report  on Form 8-K filed October 26, 2001 (File No. 001-09876)

     -  Current  Report  on Form 8-K filed October 29, 2001 (File No. 001-09876)

     -  Current Report on Form 8-K/A filed October 29, 2001 (File No. 001-09876)

     -  Current Report on Form 8-K filed November 29, 2001 (File No. 001-09876)

     You may request copies of these filings at no cost by writing or telephoning our Investor Relations Department at the following address and telephone number:

                           Weingarten Realty Investors
                            2600 Citadel Plaza Drive
                                    Suite 300
                              Houston, Texas 77008
                                 (713) 866-6000

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified, or superseded, to constitute a part of this prospectus.

     As used herein, the terms "prospectus" and "herein" mean this prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

                FORWARD-LOOKING INFORMATION MAY PROVE INACCURATE

     We make statements in this prospectus and the documents we incorporate by reference that are not based on historical facts, including statements regarding, among other items:

     -  the  condition  of  the  real  estate  market;

     -  legislative  or  regulatory  changes  affecting  the real estate market;

     - legislative or regulatory changes affecting the taxation of real estate investment trusts;

     -  availability  of  capital;

     -  interest  rates;

     -  competition;

     - supply and demand for industrial properties in our current and proposed market areas; and

     - general accounting principles, policies and guidelines applicable to REITs.

     Sometimes these statements will contain words such as "believes," "expects," "intends," "anticipates," "plans" and other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we anticipate.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully.


                               THE EXCHANGE OFFER

Purpose  and  Effect . . . . . . . . . . . . We  sold  $200  million of 7% notes due  2011 (the "old notes") on July
                                             17,  2001.  The old notes were sold
                                             to  Banc One Capital Markets, Inc.,
                                             Commerzbank  Securities,  Daiwa
                                             Securities  SMBC  Europe  Limited,
                                             First  Union  Securities, Inc., PNC
                                             Capital  Markets,  Inc., SouthTrust
                                             Securities,  Inc.  and  Wells Fargo
                                             Brokerage  Services,  LLC,  the
                                             "initial  purchasers,"  who  placed
                                             the  old  notes  with institutional
                                             investors.  In connection with this
                                             sale, we executed and delivered for
                                             the  benefit  of the holders of the
                                             old  notes  a  registration  rights
                                             agreement  providing  for,  among
                                             other  things, this exchange offer.
                                             See  "The  Exchange  Offer-Terms of
                                             the  Exchange  Offer."

Terms  of the Exchange Offer . . . . . . . . We are offering to exchange  $1,000 principal  amount  of  our  new  7%
                                             notes  due  2011,  which  will  be
                                             registered  with the Securities and
                                             Exchange  Commission  (the  "new
                                             notes")  for  each $1,000 principal
                                             amount  of old notes. Old notes may
                                             only  be  exchanged  in  integral
                                             multiples  of  $1,000  principal
                                             amounts.  We  will  issue  the  new
                                             notes  on  or  promptly  after  the
                                             expiration  of  the exchange offer.
                                             Old  notes  not  tendered  in  the
                                             exchange  offer  or  old  notes
                                             withdrawn  prior  to the expiration
                                             date  of  the  exhange offer will
                                             remain  outstanding and continue to
                                             accrue  interest  but  will  not be
                                             registered  and will no longer have
                                             any  rights  under the registration
                                             rights  agreement.

 Expiration  Date . . . . . . . . . . . . . .5:00 p.m., New York  City time, on
                                             January  14,  2002,  unless  the
                                             exchange offer is extended in which
                                             case  the expiration date means the
                                             latest  date  and time to which the
                                             exchange  offer  is  extended.  See
                                             "The  Exchange  Offer-Terms  of the
                                             Exchange  Offer."

Conditions . . . . . . . . . . . . . . . . . The  exchange  offer  is  not conditioned  on  any  minimum
                                             principal amount of old notes being
                                             tendered  or accepted for exchange.
                                             The  exchange  offer  is subject to
                                             certain customary conditions, which
                                             may be waived by us. We reserve the
                                             right  to  terminate  or  amend the
                                             exchange  offer  at any time before
                                             the  expiration  date  if  these
                                             conditions occur. See "The Exchange
                                             Offer-Material  Conditions  to  the
                                             Exchange  Offer."

Procedures for Tendering Old Notes . . . . . If  you  wish  to  tender your  old notes  through  the exchange offer,
                                             you  must either (1) complete, sign
                                             and date the letter of transmittal,
                                             or  a facsimile of it, according to
                                             the  instructions contained in this
                                             prospectus  and  in  the  letter of
                                             transmittal  or (2) with respect to
                                             the  old  notes  tendered under the
                                             procedures for book-entry transfers
                                             described  herein,  send an agent's
                                             message  to  the exchange agent for
                                             the  old  notes, which is a message
                                             that  indicates  you have agreed to
                                             the  contents  of  the  letter  of
                                             transmittal  and  the  letter  of
                                             transmittal may be enforced against
                                             you.  You  must  mail  or otherwise
                                             deliver  the letter of transmittal,
                                             or  a  facsimile  of  it,  or  the
                                             agent's  message with the old notes
                                             or  a  Book-Entry  Confirmation (as
                                             defined)  and  any  other  required
                                             documentation to the exchange agent
                                             at  the  address  listed  in  this
                                             prospectus.  The method of delivery
                                             of  this  documentation  is at your
                                             election and risk. By executing the
                                             letter  of  transmittal  or sending
                                             the  agent's  message  you  will
                                             represent  to  us,  among  other
                                             things,  that:

                                             -  the  new  notes acquired through
                                                the exchange offer by you or any
                                                beneficial  owners of old notes
                                                are  being  obtained  in  the
                                                ordinary  course  of  business
                                                of  the  person  receiving  the
                                                new  notes;

                                             -  neither  you nor the beneficial
                                                owner  is  participating  in,
                                                intends to participate in or has
                                                an arrangement or understanding
                                                with any  person  to participate
                                                in the distribution  of the new
                                                notes; and

                                             -  neither  you nor the beneficial
                                                owner  is  an  affiliate,  as
                                                defined under  Rule  405  of the
                                                Securities Act,  of  us.

                                             Each  broker-dealer  that  receives
                                             new  notes  for  its own account in
                                             exchange  for old notes, which were
                                             acquired by the broker or dealer as
                                             a  result  of  market-making
                                             activities  or  other  trading
                                             activities  (except  for  old notes
                                             acquired  directly  from  us), must
                                             acknowledge  in  the  letter  of
                                             transmittal  that it will deliver a
                                             prospectus  for  any  resale of the
                                             new  notes.  See  "The  Exchange
                                             Offer-Procedures  for Tendering Old
                                             Notes"  and "Plan of Distribution."

Special Procedures for Beneficial Owners . . If you are a beneficial owner whose old  notes  are  registered  in the
                                             name  of  a  broker,  dealer,
                                             commercial  bank,  trust company or
                                             other  nominee  and  you  wish  to
                                             tender  your  old  notes  in  the
                                             exchange  offer, you should contact
                                             the  registered holder promptly and
                                             instruct  the  registered holder to
                                             tender  on your behalf. If you wish
                                             to  tender  on your own behalf, you
                                             must,  before  completing  and
                                             executing the letter of transmittal
                                             and  delivering  your  old  notes,
                                             either  make  appropriate
                                             arrangements  to register ownership
                                             of  the  old  notes in your name or
                                             obtain  a  properly  completed bond
                                             power  from  the registered holder.
                                             The  transfer  of  registered
                                             ownership  may  take  considerable
                                             time.  See  "The  Exchange
                                             Offer-Procedures  for Tendering Old
                                             Notes."

Book-Entry Transfer. . . . . . . . . . . . . Any financial institution that is a participant  in  the  Book-Entry
                                             Transfer Facility's system may make
                                             book-entry delivery of old notes by
                                             causing  the  Book-Entry  Transfer
                                             Facility  to  transfer  these  old
                                             notes  into  the  exchange  agent's

                                             account  at the Book-Entry Transfer
                                             Facility  in  accordance  with  the
                                             Book-Entry  Transfer  Facility's
                                             procedures  for  transfer.  See
                                             "Description  of  Notes-Book-Entry
                                             System."

Withdrawal  Rights . . . . . . . . . . . . . Tenders  may be withdrawn at any time  before  5:00  p.m.,  New York
                                             City  time, on the expiration date.
                                             See  "The Exchange Offer-Withdrawal
                                             of  Tenders."

Acceptance of Old Notes
and Delivery of New  Notes . . . . . . . . . Upon satisfaction or waiver  of all conditions  of  the exchange offer,
                                             we will accept for exchange any and
                                             all  old  notes  that  are properly
                                             tendered  and  not withdrawn before
                                             5:00  p.m.,  New York City time, on
                                             the  expiration date. The new notes
                                             issued  through  the exchange offer
                                             will  be  delivered  promptly
                                             following  acceptance  of  the  old
                                             notes  by  us  after the expiration
                                             date.  See  "The  Exchange
                                             Offer-Acceptance  of  Old Notes for
                                             Exchange;  Delivery  of New Notes."

U.S. Federal Income Tax Consequences . . . . The  exchange of old notes for new notes by tendering holders will not
                                             be  a  taxable  exchange for United
                                             States federal income tax purposes.
                                             See  "Federal  Income  Tax
                                             Considerations."

Use  of  Proceeds. . . . . . . . . . . . . . We  will  not  receive  any  cash proceeds  from  the exchange offer.

Exchange  Agent. . . . . . . . . . . . . . . JPMorgan  Chase  Bank is serving as exchange  agent in the exchange
                                             offer.  See  "The  Exchange
                                             Offer-Exchange  Agent."

Resales of the New Notes . . . . . . . . . . The new  notes  are  being  offered by  this  prospectus  to  satisfy
                                             certain  obligations  contained  in
                                             the  registration rights agreement.
                                             Based  on  positions  of  the
                                             Securities  and Exchange Commission
                                             and  no-action  or  interpretive
                                             letters  issued  to  others,  we
                                             believe  that  the new notes issued
                                             through  the  exchange offer may be
                                             offered  for  resale,  resold  and
                                             otherwise  transferred  by  you,
                                             without  compliance  with  the
                                             registration  and  prospectus
                                             delivery  provisions  of  the
                                             Securities  Act,  provided  that:

                                             -  you  are acquiring the new notes
                                                in the ordinary course  of  your
                                                business;

                                             -  you are not participating, do
                                                not  intend to participate and
                                                have no  arrangement  or
                                                understanding with any person
                                                to participate in the
                                                distribution of the new notes;
                                                and

                                             -  you  are not an affiliate of us.

                                             If  you  acquire  new  notes in the
                                             exchange  offer  to  distribute  or
                                             participate  in  a  distribution of


                                             new  notes,  you cannot rely on the
                                             position  of  the  staff  of  the
                                             Securities  and Exchange Commission
                                             contained  in  its  no-action  and
                                             interpretive  letters  and  must
                                             comply  with  the  registration and
                                             prospectus delivery requirements of
                                             the  Securities  Act  concerning  a
                                             secondary  resale  transaction,
                                             unless  an  exemption  from
                                             registration  is  otherwise
                                             available.  Each broker-dealer that
                                             receives  new  notes  for  its  own
                                             account  through the exchange offer
                                             must  acknowledge  that:

                                             -  old  notes tendered by it in the
                                                exchange offer were acquired in
                                                the ordinary  course of its
                                                business as a  result of market-
                                                making or other trading
                                                activities;  and

                                             -  it will deliver a prospectus in
                                                connection  with  any resale of
                                                new notes  received  in  the
                                                exchange offer.

                                             This  prospectus,  as  it  may  be
                                             amended  or  supplemented from time
                                             to  time,  may  be  used  by  a
                                             broker-dealer  in  connection  with
                                             any  resales  of  the  new  notes
                                             received  in exchange for old notes
                                             where  the  old notes were acquired
                                             by  a  broker-dealer as a result of
                                             market-making  or  other  trading
                                             activities,  except  for  old notes
                                             acquired  directly from us. We have
                                             agreed  that,  for  a  period of 30
                                             days  after  this  prospectus  is
                                             mailed to holders of the old notes,
                                             we  will  make  this prospectus, as
                                             amended  or supplemented, available
                                             to  any  broker-dealer for use with
                                             any  resale.  See  "The  Exchange
                                             Offer-Resales of the New Notes" and
                                             "Plan  of  Distribution."

                        SUMMARY DESCRIPTION OF NEW NOTES

     The exchange offer relates to the exchange of up to $200,000,000 aggregate principal amount of new notes for up to an equal principal amount of outstanding old notes. The form and terms of the new notes are the same as the form and terms of the outstanding old notes, except that the new notes will be registered under the Securities Act, and, therefore, the new notes will not be subject to certain transfer restrictions, registration rights and certain provisions providing for an increase in the interest rate of the outstanding old notes under certain circumstances relating to the registration of the new notes. The new notes issued in the exchange offer will evidence the same debt as the outstanding old notes, which they replace, and both the outstanding old notes and the new notes are governed by the same indenture.


Total Amount of New Notes Offered. . . . . . $200.0  million  in  aggregate principal  amount  of  7% Notes
                                             due  2011.

Issuer . . . . . . . . . . . . . . . . . . . Weingarten  Realty  Investors

Maturity . . . . . . . . . . . . . . . . . . July  15,  2011.

Interest . . . . . . . . . . . . . . . . . . Interest  on  the  new  notes will  accrue  at the rate of 7% per
                                             annum  and  will be payable in cash
                                             in  arrears semiannually on January
                                             15  and  July  15  of  each  year,
                                             commencing  on  January  15,  2002.

Ranking  of  the New Notes . . . . . . . . . The  new  notes  are  senior debt securities.  They  will  be
                                             effectively  subordinated  to  our
                                             mortgages  and  other  secured
                                             indebtedness,  to the extent of the
                                             value  of  the assets securing that
                                             indebtedness,  and  to indebtedness
                                             and other liabilities of any of our
                                             subsidiaries  and any of our future
                                             subsidiaries.

Optional  Redemption . . . . . . . . . . . . We may redeem the new notes at any time,  in  whole or in part, at the
                                             redemption  price described in this
                                             prospectus  under  the  heading
                                             "Description  of  Notes-Optional
                                             Redemption."

Basic  Covenants  of  the Indenture. . . . . The indenture governing the  notes, among  other things, places certain
                                             limitations on our ability, and the
                                             ability  of  our  subsidiaries,  to
                                             borrow  money.


                                             The indenture governing the  notes,
                                             among other things, requires us to:

                                             -  file  financial information with
                                                the  Securities  and  Exchange
                                                Commission;

                                             -  preserve  our  existence, rights
                                                and  franchises;

                                             -  maintain  our  properties;

                                             -  insure our properties at certain
                                                levels;  and

                                             -  pay all required taxes and other
                                                claims.

                                             For more details,  see "Description
                                             of Notes-Covenants."

Form  of  the  Notes . . . . . . . . . . . . The old notes were issued in global form  and  are governed by the laws
                                             of  the  State  of  New  York.

                                             When  issued, the new notes will be
                                             issued  in  global form and will be
                                             governed  by  the laws of the State
                                             of  New  York.

Trustee, Paying Agent and Registrar. . . . . JPMorgan  Chase  Bank.

                                   THE COMPANY

     Weingarten Realty Investors is an unincorporated trust organized under the Texas Real Estate Investment Trust Act that, through its predecessor entity, began the ownership and development of shopping centers and other commercial real estate in 1948. As of September 30, 2001, we owned or operated under long-term leases interests in 282 developed income-producing real estate projects. We owned 227 shopping centers located in the Houston metropolitan area and in other parts of Texas and in California, Louisiana, Arizona, Nevada, Arkansas, New Mexico, Oklahoma, Tennessee, Kansas, Colorado, Missouri, Illinois, Florida, Mississippi, North Carolina and Maine. We also owned 53 industrial projects located in Tennessee, Nevada and Houston, Austin, San Antonio and Dallas, Texas. Additionally, we owned one multi-family residential project and one office building, which serves, in part, as our headquarters. Our interests in these properties aggregated approximately 33.9 million square feet of building area and 142.3 million square feet of land area. We also owned interests in 37 parcels of unimproved land under development which aggregated approximately 12.2 million square feet. Our properties were 92% leased as of September 30, 2001 and historically our portfolio occupancy rate has never been below 90%.

     Historically, we have emphasized investments in properties located primarily in the Houston area. Since 1987, we have actively acquired properties outside of Houston. Of our 319 properties which were owned or operated under long-term leases as of September 30, 2001, 96 of our 282 developed properties and 13 of our 37 parcels of unimproved land were located in the Houston metropolitan area. In addition to these properties, 86 of our developed properties and eight of our parcels of unimproved land are located in other parts of Texas. Because of our investments in the Houston area, as well as in other parts of Texas, the Houston and Texas economies affect, to a significant degree, our business and operations.

                                 USE OF PROCEEDS

     The exchange offer is intended to satisfy some of our obligations under the registration rights agreement. We will not receive any cash proceeds from the exchange offer.

     The net proceeds from the sale of the outstanding old notes were used to repay indebtedness then existing under our unsecured bank revolving line of credit.

   COMBINED RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

     Our combined ratios of earnings to fixed charges and preferred share dividends for the quarter ended September 30, 2001 and for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 were 2.55, 1.80, 2.29, 2.27, 2.72 and  3.20,  respectively.

     For purposes of computing the combined ratios of earnings to fixed charges and preferred share dividends, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income from operations before income allocated to minority interest. Fixed charges consist of interest cost, whether expensed or capitalized, and amortization of interest rate protection agreements and deferred financing costs.

                            DESCRIPTION OF THE NOTES

     The old notes were, and the new notes will be, issued as a separate series of Debt Securities under an Indenture (the "Indenture"), between us and JPMorgan Chase Bank, as trustee (formerly, The Chase Manhattan Bank) (the "Trustee"). The Indenture will be available for inspection at the corporate trust office of the Trustee at 600 Travis, Suite 1150, Houston, Texas 77002. The statements made hereunder relating to the Indenture and the Notes to be issued thereunder are summaries of the material provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and the Notes. All capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

     The new notes will be issued only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. We do not intend to apply for the listing of the new notes on a securities exchange.

     The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our Trust Managers.

     The Notes are our unsecured obligations and will rank equally with all our other unsecured and unsubordinated indebtedness. The Notes are limited to the aggregate principal amount of $200,000,000. We may from time to time, without the consent of existing Note holders, create and issue further notes having the same terms and conditions as the Notes offered hereby in all respects, except for issue date, issue price and the first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding series of Notes.

     Interest on the Notes will accrue at 7% per annum from July 17, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, and will be payable in U.S. dollars semi-annually in arrears on January 15 and July 15 each year, commencing January 15, 2002. Interest payable on an Interest Payment Date will be paid to the Person in whose name the applicable Note is registered at the close of business on January 1 or July 1, as the case may be (whether or not a Business Day in New York), immediately preceding such Interest Payment Date. Interest payable at maturity will be paid against presentation and surrender of the related Notes. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     If any Interest Payment Date or the maturity date is not a Business Day in New York, New York, the required payment shall be made on the next succeeding day that is a Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or maturity date, as the case may be, to such next Business Day.

     The Notes will mature and the outstanding principal amount will be payable on July 15, 2011. The Notes will not have the benefit of any sinking fund.

OPTIONAL  REDEMPTION

     We may redeem on any one or more occasions some or all of the Notes before they mature. The redemption price will equal the sum of (1) an amount equal to 100% of the principal amount thereof and (2) a make-whole premium, together with accrued and unpaid interest up to but not including the redemption date. We will calculate the make-whole premium as the amount of:

     - the aggregate present value as of the redemption date of each dollar of principal of the Notes being redeemed and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such dollar if such redemption had not been made, determined by discounting,on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third business day preceding the date the notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over

     -    the  aggregate  principal  amount  of  the  Notes  being  redeemed.

     "Reinvestment Rate" means .25% (twenty-five one hundredths of one percent) plus the arithmetic means of the yields under the respective headings "This Week" and "Last Week" published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available prior to the date of determining the make-whole premium (or if such Statistical Release is no longer published, any such other reasonably comparable index that we designate) under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the then remaining maturity of such series of Notes being redeemed. If no maturity exactly corresponds to such maturity, the Reinvestment Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields for the two published maturities most closely corresponding to such maturity.

     We will give you notice of any optional redemption at your address, as shown in our security register, at least 30 but not more than 60 days before the redemption date. The notice of redemption will specify, among other items, the redemption price and the principal amount of the Notes held by such holder to be redeemed.

     If we redeem less than all of the Notes at any time, we will notify the Trustee at least 45 days prior to the redemption date (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of the Notes to be redeemed and their redemption date. The Trustee will select the Notes to be redeemed in such manner as it deems fair and appropriate. We will not redeem in part Notes of $1,000 or less.

     On and after the redemption date, the Notes or portion of them called for redemption will cease accruing interest unless we fail to give notice as provided in the Indenture or default in the payment of the redemption price.

MERGER,  CONSOLIDATION  OR  SALE

     We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation or trust or entity provided that: (1) either we are the continuing entity, or the successor entity (if other than us) formed by or resulting from any consolidation or merger or which shall have received the transfer of those assets shall expressly assume payment of the principal of (and premium, if any) and interest, if any, on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;
(2) immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any Subsidiary as a result thereof as having been incurred by us or that Subsidiary at the time of the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and (3) an officers' certificate and legal opinion covering those conditions shall be delivered to the Trustee
(Sections  801  and  803  of  the  Indenture).

COVENANTS

     Limitations on Incurrence of Debt. We will not, and will not permit any Subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of that Debt and the application of the proceeds thereof, the aggregate principal amount of all our outstanding Debt and that of any Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (1) our Total Assets (as defined below) as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if that filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of the additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent those proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any Subsidiary since the end of that calendar quarter, including those proceeds obtained in connection with the incurrence of that additional Debt
(Section  1004  of  the  Indenture).

     In addition to the foregoing limitation on the incurrence of Debt, we will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our property or that of any Subsidiary if, immediately after giving effect to the incurrence of that Debt and the application of the proceeds thereof, the aggregate principal amount of all our outstanding Debt and that of the Subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our property and that of any Subsidiary is greater than 40% of our Total Assets (Section 1004 of the Indenture).

     In addition to the foregoing limitations on the incurrence of Debt, we will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that: (1) such Debt and any other Debt incurred by us and the Subsidiaries since the first day of that four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of that period; (2) the repayment or retirement of any other Debt by us and the Subsidiaries since the first day of that four-quarter period had been incurred, repaid or retired at the beginning of that period (except that, in making the computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of that Debt during that period); (3) in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of that four-quarter period, the related acquisition had occurred as of the first day of that period with the appropriate adjustments with respect to that acquisition being included in the applicable pro forma calculation; and (4) in the case of any acquisition or disposition by us or the Subsidiaries of any asset or group of assets since the first day of the applicable four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, that acquisition or disposition or any related repayment of Debt had occurred as of the first day of that period with the appropriate adjustments with respect to that acquisition or disposition being included in the pro forma calculation (Section 1004 of the Indenture).

     Existence. Except as permitted under "Merger, Consolidation or Sale," we will do or cause to be done all things necessary to preserve and keep in full force and effect our legal existence, rights (charter and statutory) and franchises; provided, however we will not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business (Section 1005 of the Indenture).

     Maintenance of Properties. We will cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times (Section 1006 of the Indenture).

     Insurance. We will keep, and will cause each of the Subsidiaries to keep, all of our insurable properties insured against loss or damage in an amount at least equal to their then full insurable value with insurers of recognized responsibility and, if those insurers have publicly rated debt, the rating for that debt must be at least investment grade with a nationally recognized rating agency (Section 1007 of the Indenture).

     Payment of Taxes and Other Claims. We will pay or discharge, or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon us or any Subsidiary or upon our income, profits or property or that of any Subsidiary and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or that of any Subsidiary; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith (Section 1008 of the Indenture).

     Provision  of  Financial  Information.  Whether  or  not  we are subject to
Section 13 or 15(d) of the Exchange Act, we will, within 15 days of each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the SEC if we were so subject, (1) transmit by mail to all Note Holders, as their names and addresses appear in the security Register, without cost to those Note Holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections, (2) file with the Trustee copies of annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections and (3) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Note Holder (Section 1009 of the Indenture).

     Maintenance of Value of Unencumbered Assets to Unsecured Debt. We will at all times maintain an Unencumbered Total Asset Value (as defined below) in an amount of not less than 100% of the aggregate principal amount of all our outstanding Debt and that of the Subsidiaries that is unsecured (Section 1013 of the Indenture).

     Limited Covenants in the Event of a Highly Leveraged Transaction. Other than our covenants included in the Indenture as described above, there are no covenants in the Indenture that will afford the Note Holders protection in the event of a highly leveraged transaction or similar transaction involving us. Restrictions on ownership and transfers of our common shares and preferred shares are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control.

     As  used  herein,

     "Acquired Debt" means Debt of a person (1) existing at the time that person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from that person, in each case, other than Debt incurred in connection with, or in contemplation of, that person becoming a Subsidiary or that acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a Subsidiary.

     "Annual Service Charge" as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, our Debt and that of the Subsidiaries and the amount of dividends which are payable in respect of any Disqualified Stock (as defined below).

     "Capital Shares" means, with respect to any person, any capital shares (including preferred shares), interests, participations or other ownership interests (however designated) of that person and any rights (other than debt securities convertible into or exchangeable for capital shares), warrants or options to purchase any thereof.

     "Consolidated Income Available for Debt Service" for any period means our Funds from Operations (as defined below) and those of the Subsidiaries plus amounts which have been deducted for interest on Debt and that of the Subsidiaries.

     "Debt" of ours or any Subsidiary means any of our indebtedness, and that of any Subsidiary, other than contingent liabilities (except to the extent set forth in (3) below), in respect of (without duplication) (1) borrowed money evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any Subsidiary, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (4) the principal amount of all our obligations and those of any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or (5) any lease of property by us or any Subsidiary as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under (1) through (3) above, that any of those items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles, but does not include any of our obligations or those of any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, Debt of another person (other than us or any Subsidiary) unless and until we or our Subsidiary shall become directly liable in respect thereof.

     "Disqualified Stock" means, with respect to any person, any Capital Shares of that person which by the terms of those Capital Shares (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (2) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Debt Securities.

     "Funds from Operations" for any period means net income plus depreciation and amortization of real estate assets and extraordinary charges, excluding gains and losses on sales of properties and securities.

     "Subsidiary"  means  one  of  our  subsidiaries.

     "Total Assets" as of any date means the sum of (1) our Undepreciated Real Estate Assets and (2) all other assets of ours determined in accordance with generally accepted accounting principles (but excluding goodwill and unamortized debt costs).

     "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of our real estate assets and those of the Subsidiaries on the applicable date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Unencumbered Total Asset Value" as of any date shall mean the sum of our Total Assets which are unencumbered by any mortgage, lien, charge, pledge, or security interest.

EVENTS  OF  DEFAULT,  NOTICE  AND  WAIVER

     The Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (1) default for 30 days in the payment of any installment of interest on any Debt Security of that series; (2) default in the payment of the principal of (or premium, if any, on) any Debt Security of that series at its Maturity; (3) default in making any sinking fund payment as required for any Debt Security of that series; (4) default in the performance or breach of any other covenant or warranty of ours contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than that series), continued for 60 days after written notice as provided in the Indenture; (5) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased or property mortgaged) in an aggregate principal amount in excess of $10,000,000 or under any mortgage indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us (including those leases but not including indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $10,000,000 by us, whether that indebtedness now exists or shall hereafter be created, which default shall have resulted in that indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or those obligations being accelerated, without that acceleration having been rescinded or annulled; (6) events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any Significant Subsidiary (defined below) or either of our properties; and (7) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501 of the Indenture). The term "Significant Subsidiary" means each of our significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act).

     If an Event of Default under the Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debt

Securities of that series may declare the principal amount (or, if the Debt Securities of that series are OID Securities or Indexed Securities, that portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to us (and to the Trustee if given by the Holders). However, at any time after a declaration of acceleration with respect to Debt Securities of that series (or of all Debt Securities then outstanding under the Indenture, as the case may be) has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of outstanding Debt Securities of the applicable series (or of all Debt Securities then outstanding under the Indenture, as the case may be) may rescind and annul any declaration and its consequences if (1) we shall have deposited with the Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of the applicable series (or of all Debt Securities then outstanding under the Indenture, as the case may be), plus fees, expenses, disbursements and advances of the Trustee and
(2) all Events of Default, other than the non-payment of accelerated principal (or a specified portion thereof), with respect to Debt Securities of that series (or of all Debt Securities then outstanding under the Indenture, as the case may be) have been cured or waived as provided in the Indenture (Section 502 of the Indenture). The Indenture also provides that the Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the Indenture, as the case may be) may waive any past default with respect to the applicable series and its consequences, except a default (a) in the payment of the principal of (or premium if any) or interest, if any, on any Debt Security of that series or (b) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holders of each outstanding Debt Security affected thereby (Section 513 of the Indenture).

     The Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the Indenture unless that default shall have been cured or waived; provided, however, that the Trustee may withhold notice to the Holders of any Series of Debt Securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of that series or in the payment of any sinking fund installment in respect of any Debt Security of that series) if the Responsible Officers of the Trustee consider that withholding to be in the interest of those Holders (Section 601 of the Indenture).

     The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the outstanding Debt Securities of that series, as well as an offer of indemnity reasonably satisfactory to it (Section 507 of the Indenture). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest, if any, on those Debt Securities at the respective due dates thereof (Section 508 of the Indenture).

     Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any series of Debt Securities then outstanding under the Indenture, unless those Holders shall have offered to the Trustee thereunder reasonable security or indemnity (Section 602 of the Indenture). The Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of each series not joining therein (Section 512 of the Indenture).

     Within 120 days after the close of each fiscal year, we must deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the Indenture and, if so, specifying each default and the nature and statues thereof (Section 1010 of the Indenture).

MODIFICATION  OF  THE  INDENTURE

     Modification and amendment of the Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of all outstanding Debt Securities issued under the Indenture which are affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the Holder of each Debt Security affected thereby,
(1) change the Stated Maturity of the principal of, or any installment of interest (or premium, if any) on, any Debt Security, (2) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that Debt Security, or reduce the amount of principal of an OID Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of that Debt Security, (3) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest, if any, on any Debt Security, (4) impair the right to institute suit for the enforcement of any payment on or with respect to that Debt Security, (5) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with specific provisions thereof or specific defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture, or (6) modify any of the foregoing provisions or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to effect that action or to provide that other provisions may not be modified or waived without the consent of the Holder of that Debt Security (Section 902 of the Indenture).

     The Holders of not less than a majority in principal amount of outstanding Debt Securities issued under the Indenture have the right to waive compliance by us with specific covenants in the Indenture (Section 1012 of the Indenture).

     Modifications and amendments of the Indenture may be made by us and the Trustee without the consent of any Holder of Debt Securities for any of the following purposes: (1) to evidence the succession of another person to us as obligor under the Indenture; (2) to add to the covenants for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon us in the Indenture; (3) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (4) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize specific terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (5) to change or eliminate any provisions of the Indenture, provided that change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of that provision; (6) to secure the Debt Securities; (7) to establish the form or terms of Debt
Securities of any series, including the provisions and procedures, if applicable, for the conversion of those Debt Securities into our common shares or preferred shares; (8) to provide for the acceptance or appointment of a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (9) to cure any ambiguity, defect or inconsistency in the Indenture, provided that action shall not adversely affect the interests of Holders of Debt Securities of any series issued under the Indenture; or (10) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the Debt Securities, provided that action shall not adversely affect the interests of the Holders of the Debt Securities of any series (Section 901 of the Indenture).

DISCHARGE,  DEFEASANCE  AND  COVENANT  DEFEASANCE

     Under the Indenture, we may discharge specific obligations to Holders of any series of Debt Securities issued thereunder that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those Debt Securities are payable in an amount sufficient to pay the entire indebtedness on those Debt Securities in respect of principal (and premium, if any) and interest to the date of deposit (if those Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 401 of the Indenture).

     The Indenture provides that, if the provisions of Article Fourteen thereof are made applicable to the Debt Securities of or within any series pursuant to
Section 301 of the Indenture, we may elect either (1) to defease and be discharged from any and all obligations with respect to those Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of specific events of tax, assessment or governmental charge with respect to payments on those Debt Securities and the obligations to register the transfer or exchange of those Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of those Debt Securities and to hold moneys for payment in trust ("defeasance") (Section 1402 of the Indenture) or (2) to be released from our obligations with respect to those Debt Securities under Section 1004 to 1009, inclusive, and Section 1013 of the Indenture (being the restrictions described under "Covenants") or, if provided pursuant to Section 301 of the Indenture, our obligations with respect to any other covenant, and any omission to comply with the obligations shall not constitute a default or an Event of Default with respect to those Debt Securities ("covenant defeasance") (Section 1403 of the Indenture), in either case upon the irrevocable deposit by us with the Trustee, in trust, of an amount, in those currency or currencies, currency unit or units or composite currency or currencies in which those Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both applicable to those Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor (Section 1404 of the Indenture).

     A trust may only be established if, among other things, we have delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of those Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of a defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance or covenant defeasance had not occurred, and that Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture (Section 1404 of the Indenture).

     "Government Obligations" means securities which are (1) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the Debt Securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or that other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specified payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt
(Section  101  of  the  Indenture).

     If after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(1) the Holder of a Debt Security of that series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of that Debt Security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that Debt Security, or (2) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made, the indebtedness represented by that Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that Debt Security into the currency, currency unit or composite currency in which that Debt Security becomes payable as a result of the election or the cessation of usage based on the applicable market exchange rate (Section 1405 of the Indenture). "Conversion Event" means the cessation of use of (a) a currency, currency unit or composite currency both by the government of the country which issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (b) the Euro both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (c) any currency unit or composite currency other than the Euro for the purposes of which it was established. All payments of principal of (and premium, if any) and interest, if any, on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars (Section 101 of the Indenture).

     In the event that we effect covenant defeasance with respect to any Debt Securities and those Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (4) under "Events of Default, Notice and Waiver" with respect to Sections 1004 through 1009, inclusive, and Section 1013 of the Indenture (which Sections would no longer be applicable to those Debt Securities) or described in clause
(7) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in the currency, currency unit or composite currency in which those Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on those Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on those Debt Securities at the time of the acceleration resulting from that Event of Default. However, we will remain liable to make payment of the amounts due at the time of acceleration.

NO  CONVERSION  RIGHTS

     The Notes are not convertible into or exchangeable for any of our capital shares or other equity interest.

SAME-DAY  SETTLEMENT  AND  PAYMENT

     Settlement for the Notes will be made by the Initial Purchasers in immediately available funds. All payments of principal and interest in respect of the Notes will be made by us in immediately available funds.

GLOBAL  NOTES

     The old notes were sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in reliance on Rule 144A under the Securities Act. The old notes are represented by a note in registered, global form without interest coupons (the "Rule 144A Global Note"). The Rule 144A Global Note was deposited upon issuance with the Trustee as custodian for the Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, for credit to the accounts of DTC participants or indirect participants (each as defined below). The new notes will be represented by one or more notes in registered, global form without interest coupons (the "New Global Notes" and, together with the Rule 144A Global Note, the "Global Notes"). The New Global Notes will be deposited on the date of the acceptance for exchange of the old notes and the issuance of the new notes (the "Closing Date") with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC, in each case for credit to the accounts of DTC "Direct Participants" and "Indirect Participants" (each as defined below).

     Unless and until they are exchanged in whole or in part for Certificated Notes as described below under "-Exchange of New Global Notes for Certificated Notes," the Global Notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

BOOK-ENTRY  SYSTEM

     So long as DTC or its nominee is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by such Global Note for all purposes under the Indenture and the beneficial owners of interests in such Global Notes will be entitled only to those rights and benefits afforded to them in accordance with DTC's regular operating procedures. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in certificated form and will not be considered the registered owners or Holders thereof under the Indenture.

     The  following  is  based  on  information  furnished  by  DTC:

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants, including the Initial Purchasers, and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

     Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for such Notes on DTC's records. The ownership interest of each actual purchaser of each Global Note (each, a "beneficial owner") is in turn recorded on the Direct and Indirect Participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which such beneficial owner entered into the transaction. Transfers of ownership interests in Global Notes are accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Global Notes, except in limited circumstances explained below in this section. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Such limits and such laws, as well as the transfer restrictions described under "Notice to Investors," may impair the ability of such persons to own, transfer or pledge beneficial interest in a Global Note.

     To facilitate subsequent transfers, Global Notes are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of each Global Note with DTC and its registration in the name of Cede & Co. or such other nominee effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Global Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts the Global Notes are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct and Indirect Participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. (nor such other nominee) will consent or vote with respect to the Notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Global Notes are credited on the record date (identified on a list attached to the omnibus proxy).

     Principal, premium, if any, and interest payments in respect of the Global Notes will be made by us to the Trustee and from the Trustee to DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detailed information from us or the Trustee, on the payable date in accordance with their respective holdings as shown on DTC's records.
Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of, and interest on, the Global Notes to DTC is the responsibility of us or the Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of Direct and Indirect Participants.

     Beneficial interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System until maturity and secondary market trading activity in the Global Notes will therefor settle in immediately available funds, subject in all cases to the rules and operating procedures of DTC. Transfers between Direct and Indirect Participants in DTC will be effected in the ordinary way in accordance with DTC's rules and operating procedures and will be settled in same-day funds.

     DTC may discontinue providing its services as securities depository with respect to the Global Notes at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not appointed, Note certificates are required to be printed and delivered.

     We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Note certificates will be printed and delivered.

     None of us, the Initial Purchasers or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

EXCHANGE  OF  NEW  GLOBAL  NOTES  FOR  CERTIFICATED  NOTES

     Notes represented by a New Global Note will be exchangeable for Certificated Notes if (1) DTC notifies us that it is unwilling or unable to continue as depository for the New Global Notes or we determine that DTC is unable to continue as depository, and we thereupon fail to appoint a successor to DTC within 90 days, (2) we in our discretion at any time determine not to have Notes represented by New Global Notes or (3) a default entitling the registered holders of the Notes to accelerate the maturity thereof has occurred and is continuing. Any Note that is exchangeable pursuant to the preceding sentence will be exchangeable for Certificated Notes of like tenor in authorized denominations and registered in such names as DTC shall direct.

                               THE EXCHANGE OFFER

PURPOSE  AND  EFFECT  OF  EXCHANGE  OFFER

     We sold the old notes on July 17, 2001 to the initial purchasers, who placed the old notes with certain institutional investors. We entered into a registration rights agreement with the initial purchasers, concerning the placement of the old notes, under which we agreed, for the benefit of the holders of the old notes, that we would, at our cost, (1) within 120 days following the original issuance of the old notes, use our reasonable best efforts to file with the Securities and Exchange Commission the exchange offer registration statement under the Securities Act registering the issuance of a series of our new notes identical in all material respects to the series of old notes, except for references to certain interest rate provisions and restrictions on transfers, and (2) use our reasonable best efforts to cause the exchange offer registration statement to become effective under the Securities Act within 165 days following the original issuance of the old notes.

     We are hereby offering to the holders of the old notes the opportunity to exchange their old notes for an equal amount of new notes, to be issued without a restrictive legend and which may be reoffered and resold by the holder without restrictions or limitations under the Securities Act. The term "holder" concerning any Note means any person in whose name the Note is registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

TERMS  OF  THE  EXCHANGE  OFFER

     Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal (which together constitute the exchange offer), we will accept for exchange old notes that are properly tendered on or before the expiration date and not withdrawn as permitted below. The term "expiration date" means 5:00 p.m., New York City time, on January 14, 2002; but if we, in our sole discretion, extend the period of time during which the exchange offer is open, the term expiration date means the latest time and date to which the exchange offer is extended. We may choose to extend the period of time during which the exchange offer is open if we do not receive substantially all of the old notes in the exchange offer.

     As of the date of this prospectus, $200,000,000 aggregate principal amount of old notes are outstanding. This prospectus, along with the letter of transmittal, is first being sent on or about December 12, 2001, to all holders of old notes known to us. Our obligation to accept old notes for exchange under the exchange offer is subject to certain customary conditions as described below under "-Certain Conditions to the Exchange Offer."

     We expressly reserve the right, at any time and from time to time, to extend the period of time during which the exchange offer is open, and, therefore, to delay acceptance for exchange of any old notes, by giving oral or written notice of an extension to the holders of the old notes as described below. During the extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holders of old notes as promptly as practicable after the expiration or termination of the exchange offer.

     Old notes tendered in the exchange offer must be in denominations of $1,000 or any integral multiple of $1,000.

     We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified below under "-Certain Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holder of the old notes as promptly as practicable, the notice in the case of any extension to be issued by a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

PROCEDURES  FOR  TENDERING  OLD  NOTES

     If you are a registered holder of old notes you may tender your old notes in the exchange offer. If you tender old notes to us as described below, our acceptance of your old notes will constitute a binding agreement between you and us upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal. Except as described below, if you wish to tender old notes for exchange through the exchange offer, you must transmit either (1) a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal to the exchange agent at the address listed below under "Exchange Agent" on or before the expiration date or (2) if you tender your old notes under the procedures for book-entry transfer described below, you may transmit an agent's message to the exchange agent for the old notes instead of the letter of transmittal, in either case on or prior to the expiration date. In addition, either

     - certificates for the old notes must be received by the exchange agent along with the letter of transmittal, or

     - a timely confirmation of book-entry transfer (a "Book-Entry Confirmation") of the old notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") under the procedure for book-entry transfer described in this prospectus. The letter of transmittal or agent's message must be received by the exchange agent before the expiration date, or

     - the holder must comply with the guaranteed delivery procedures described below.

     The term "agent's message" means a message, transmitted to the exchange agent for the old notes, which states that the Book-Entry Transfer Facility has received an express acknowledgment from you that you have received and agree to be bound by the letter of transmittal and that we may enforce the letter of transmittal against you.

     The method of delivery of old notes, letters of transmittal or the agent's message and all other required documents is at your election and risk. If you mail these documents, we recommend that you use registered mail, properly insured, with return receipt requested. Always allow sufficient time to assure timely delivery. Do not send letters of transmittal or old notes to the company. You may request your respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for you.

     If your old notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your old notes in the exchange offer, then you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering the old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal described below (see "-Withdrawal of Tenders") must be guaranteed (see "-Guaranteed Delivery Procedures") unless the old notes surrendered for exchange are tendered
(1) by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of an Eligible Institution (as defined below). If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, these guarantees must be by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents
Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program (collectively, "Eligible Institutions"). If old notes are registered in the name of a person other than a signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by or be accompanied by a written instrument or instruments of transfer or exchange in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder exactly as the name or names of the registered holder or holders appear on the old notes with the signature on it guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange will be determined by us in our discretion, which determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any particular old notes not properly tendered or the acceptance of which might, in our judgment or in the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old notes either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration date (including the letter of transmittal and its instructions) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time as we shall determine. None of Weingarten, the exchange agent or any other person shall be under any duty to notify you of any defect or irregularity of any tender of old notes for exchange, nor shall any of them have any liability for failure to notify.

     By tendering old notes for exchange, you represent to us that, among other things:

     - the new notes acquired through the exchange offer are being acquired in the ordinary course of business of the person receiving the new notes, whether or not this person is the holder, and

     - that neither the holder nor the other person has any arrangement or understanding with any person to engage or participate in a distribution of the new notes.

     If  any  holder  or any other person is an affiliate, as defined under Rule
405 of the Securities Act, of us or is engaged in or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the new notes to be acquired through the exchange offer, the holder or the other person

     - may not rely on the interpretation of the staff of the Securities and Exchange Commission otherwise applicable to the exchange offer and any resales of the new notes and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not have admitted that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE  OF  OLD  NOTES  FOR  EXCHANGE;  DELIVERY  OF  NEW  NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, any and all old notes properly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date, and will issue the new notes through the exchange offer for delivery promptly after acceptance of the old notes after the expiration date. See "-Certain Conditions to the Exchange Offer" below. For purposes of the exchange offer, we will be considered to have accepted properly tendered old notes for exchange when we have given oral or written notice of it to the exchange agent.

     For each old note accepted for exchange you will receive a new note having a principal amount equal to that of the surrendered old note. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date of which interest has been paid on the old notes or, if no interest has been paid, from July 17, 2001. Old notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Holders whose old notes are accepted for exchange will not receive any payment of accrued interest on these old notes otherwise payable on any interest payment date for which the record date occurs on or after the completion of the exchange offer. Old notes not tendered or not accepted for exchange will continue to accrue interest from and after the date of the completion of the exchange offer but will not be registered and will no longer have any rights under the registration rights agreement.

     In all cases, issuance of new notes for old notes that are accepted for exchange through the exchange offer will be made only after timely receipt by the exchange agent of certificates for these old notes or a timely Book-Entry Confirmation of these old notes into the exchange agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed letter of transmittal and all other required documents or, in the case of a Book-Entry Confirmation, an agent's message. If any tendered old notes are not accepted for any reason under the terms and conditions of the exchange offer or if old notes are submitted for a greater amount than the holder desires to exchange, those unaccepted or non-exchanged old notes will be returned without expense to the tendering holder of the notes or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility according to the book-entry procedures described below, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of old notes by causing the Book-Entry Transfer Facility under the Book-Entry Transfer Facility's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the letter of transmittal or facsimile of it, with any required signature guarantees or an agent's message instead of a letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent at the address described below under "-Exchange Agent" on or before the expiration date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED  DELIVERY  PROCEDURES

     If a registered holder of the old notes desires to tender its old notes and the old notes are not immediately available, or time will not permit the holder's old notes or other required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

     -    the  tender  is  made  through  an  Eligible  Institution;

     - on or before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from the Eligible Institution a properly completed and duly executed letter of transmittal or a facsimile of it, and Notice of Guaranteed Delivery, substantially in the form provided by us, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the old notes and the amount of old notes tendered, stating that the tender is being made by the delivery of the letter of transmittal and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a Book-Entry Confirmation and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent; and

     - the certificates for all physically tendered old notes, in paper form for transfer, or a Book-Entry Confirmation, and any other documents required by the letter of transmittal will be deposited with the exchange agent by the Eligible Institution within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL  OF  TENDERS

     Tenders of old notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at the address described below under "-Exchange Agent." This notice of withdrawal must specify the name of the person having tendered the old notes to be withdrawn, identify the old notes to be withdrawn, including the principal amount of the old notes, and, where certificates for old notes have been transmitted, specify the name in which the old notes are registered, if different from that of the withdrawing holder. If certificates for old notes have been delivered or otherwise identified to the exchange agent, then before the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless the holder is an Eligible Institution in which case the guarantee will not be required. If old notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility. We will determine all questions concerning the validity, form and eligibility, including time of receipt, of the notices. This determination will be final and binding on all parties. Any old notes so withdrawn will be considered not to have been validly tendered for exchange and will be returned to the holder of the old notes without cost to the holder, or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility maintained with the Book-Entry Transfer Facility for the old notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "-Procedures for Tendering Old Notes" above at any time on or before the expiration date.

MATERIAL  CONDITIONS  TO  THE  EXCHANGE  OFFER

     Despite any other provisions of the exchange offer, and subject to our obligations under the registration rights agreement, we shall not be required to accept for exchange, or to issue new notes in exchange for, any old notes, and may terminate or amend the exchange offer, if, at any time before the acceptance of the new notes for exchange, any of the following events shall occur:

     (a) any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer;

     (b) any change, or any development involving a prospective change, in our business or financial affairs or the business or financial affairs of any or our subsidiaries has occurred which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

     (c) any law, statute, rule or regulation is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

     (d) any governmental approval has not been obtained, which approval we shall, in our sole discretion, consider necessary for the completion of the exchange offer; or

     (e) the exchange offer will violate any applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

     The above conditions are for our sole benefit and may be asserted by us in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the above rights shall not be considered a waiver of any of these rights, and these rights shall be considered ongoing rights which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any of these old notes, if at the time any stop order is threatened by the Securities and Exchange Commission or in effect concerning the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939.

     The exchange offer is not conditioned on any minimum principal amount of old notes being tendered for exchange.

EXCHANGE  AGENT

     JPMorgan Chase Bank has been appointed as the exchange agent for the notes for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses listed below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notices of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

            By First-Class, Registered, Certified or Overnight Mail:

                             600 Travis, Suite 1150
                              Houston, Texas  77002
                               Attn:  Mauri Cowen

                              By Hand (all others):

                             600 Travis, Suite 1150
                              Houston, Texas  77002

                                  By Facsimile:
                 (713) 577-5200 (for Eligible Institutions Only)
                        Telephone Number:  (713) 216-6686
                               Attn:  Mauri Cowen

     Delivery of the letter of transmittal to an address other than one listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery of the letter of transmittal.

     The  exchange  agent  also  acts  as  trustee  under  the  indenture.

RESALES  OF  THE  NEW  NOTES

     Based on positions of the Securities and Exchange Commission described in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991) and K-III Communications Corporation (available May 14, 1993), and similar no-action letters issued to third parties, we believe that the new notes issued in the exchange offer to a holder in exchange for old notes may be offered for resale, resold and otherwise transferred by any holder of old notes, except for a holder which is an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, if the new notes are acquired in the ordinary course of the holder's business and the holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of the new notes. We have not requested or obtained, and do not intend to seek, an interpretive letter from the staff of the Securities and Exchange Commission concerning this exchange offer, and neither we nor the holders of notes are entitled to rely on interpretive advice provided by the staff of the Securities and Exchange Commission to other persons, which advice was based on the facts and conditions represented in the letters. Although there can be no assurance that the staff of the Securities and Exchange Commission would make a similar determination relating to the exchange offer, the exchange offer is being conducted in a manner intended to be consistent with the facts and conditions represented in these letters. If any holder acquires new notes in the exchange offer to distribute or participate in a distribution of the new notes, the holder cannot rely on the position of the staff of the Securities and Exchange Commission described in the above no-action and interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act concerning a secondary resale transaction, unless an exemption from registration is otherwise available.

     Each broker-dealer that receives new notes for its own account through the exchange offer must acknowledge that it will deliver a prospectus concerning any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer concerning resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, except for old notes acquired directly from us. We have agreed that, for a period of 30 days after this prospectus is mailed to holders of the old notes, we will make this prospectus available to any broker-dealer for use in any resale. Under the registration rights agreement, we are required to allow the broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus concerning the resale of the new notes.

FEES  AND  EXPENSES

     We will pay the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by our officers and regular employees and our affiliates.

     We have not retained any dealer-manager relating to the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent and the trustee for reasonable out-of-pocket expenses relating to the exchange offer. These expenses include accounting and legal fees and printing costs, among others.

TRANSFER  TAXES

     We will pay all transfer taxes, if any, applicable to the exchange of old notes through the exchange offer. If, however, certificates representing new notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer, then the amount of these transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder. If satisfactory evidence of payment of these taxes or exemption from payment of these taxes is not submitted with the letter of transmittal, the amount of the transfer taxes must accompany the tender of old notes.

ACCOUNTING  TREATMENT

     The new notes will be recorded at the same carrying value as the old notes, which is the aggregate principal amount less discount as reflected in our accounting records on the date of the exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer and the unamortized expenses related to the issuance of the old notes will be amortized over the term of the new notes.

REGULATORY  APPROVALS

     We do not believe that we need to obtain any material federal or state regulatory approvals concerning the exchange offer.

OTHER

     Participation in the exchange offer is voluntary and you should carefully consider whether to accept the terms and conditions of the exchange offer. You are urged to consult your financial and tax advisors in making your decisions on what action to take concerning to the exchange offer.

     As a result of the making of, and upon acceptance for exchange of all validly tendered old notes under the terms of, the exchange offer, we will have fulfilled a covenant contained in the terms of the old notes and the registration rights agreement. If you do not tender your old notes in the exchange offer you will continue to hold these old notes and will be entitled to all the rights, and limitations applicable to them, under the indenture, except for the rights under the registration rights agreement that by their terms terminate or cease to have further effect as a result of the making and completion of the exchange offer. All untendered old notes will continue to be subject to the restrictions on transfer contained in the indenture and we do not currently anticipate that we will register the old notes under the Securities Act. If old notes are tendered and accepted in the exchange offer, the trading market, if any, for any remaining old notes could be adversely affected.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. The following discussion deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, banks, insurance companies, regulated investment companies, dealers in securities or currencies, tax-exempt entities, persons holding Notes in a tax-deferred or tax-advantaged account, persons holding Notes as a hedge or as a position in a "straddle" or as part of a "conversion transaction" for tax purposes, persons who are required to mark-to-market for tax purposes, persons receiving payments from the offices of any broker not located in the United States, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers from the Initial Purchasers (except where otherwise specifically noted). It also assumes that the Notes will not be issued with original issue discount. Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

     As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes (a) a citizen or resident of the United States, (b) a corporation or partnership (including an entity

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treated  as a corporation or a partnership for U.S. Federal income tax purposes)
created or organized in or under the laws of the United States or any state thereof or the District of Columbia (except in the case of a partnership as otherwise provided by Treasury Regulations), (c) an estate the income of which is subject to United States Federal income taxation regardless of its source,
(d) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or
(e) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Holders. As used herein, the term "non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder.

U.S.  HOLDERS

     Payments of Interest. Under general principles of current United States Federal income tax law, payments of interest on a debt instrument generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

     Disposition of a Note. Under general principles of current United States Federal income tax law, upon the sale, exchange or retirement of a Note, a U.S. Holder generally would recognize taxable gain or loss in an amount equal to the difference, if any, between the amount realized upon the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in its Note. A U.S. Holder's adjusted tax basis in a Note generally would equal such U.S. Holder's initial investment in such Note. Any gain or loss realized by a U.S. Holder upon the sale, exchange or retirement of a Note generally would be long-term or short-term capital gain or loss, depending upon whether the U.S. Holder had held the Note for more than one year. The maximum rate on gains recognized upon the taxable disposition of capital assets held by individual taxpayers for more than one year as of the date of disposition is 20% (and could be lower for gains realized in the year
2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

     Penalty Interest. We intend to take the tax reporting position that the potential for us to pay penalty interest pursuant to the registration rights agreement will not result in the treatment of the Notes as contingent payment debt instruments for federal income tax purposes. If the Internal Revenue
Service were to successfully assert that the Notes were properly treated as contingent payment debt instruments, holders of the Notes would be subject to different tax timing rules and any gain upon the sale or exchange of a Note by a U.S. holder would be treated as ordinary income. In addition, the Notes will be deemed reissued if the penalty interest becomes payable. Prospective Noteholders should consult their tax advisors regarding the potential application of the contingent payment debt rules and regarding the deemed reissuance of the Notes if the penalty interest becomes payable.

     Gain or Income Received by a Foreign Corporation. A foreign corporation whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business, in addition to being subject to regular U.S. income tax, may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

NON-U.S.  HOLDERS

     A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal or interest on a Note, if (a) such non-U.S. Holder does not actually or constructively own 10% or more of the voting power of all our voting stock, (b) such non-U.S. Holder is not a controlled foreign corporation related to us and (c) such non-U.S. holder complies to the extent necessary with certain identification requirements, including the timely delivery of a statement signed by the beneficial owner of the Note under penalties of perjury certifying that such owner is not a U.S. Holder and providing the name and address of the beneficial owner. The statement may be made on a Form W-8BEN or a substantially similar form, and the beneficial owner must inform the withholding agent of any change in the information on the statement within 30 days of such change. Interest received by a non-U.S. Holder which does not qualify for exemption from taxation will be subject to United States Federal income tax and withholding tax at a rate of 30% unless reduced or eliminated by an applicable tax treaty.

     Generally, a non-U.S. Holder will not be subject to Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

     The Notes will not be includable in the estate of a non-U.S. Holder unless the individual holds actually or constructively 10% or more of the total voting power of all our voting stock or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP  WITHHOLDING

     Backup withholding of United States Federal income tax at a rate of 31% may apply to principal and interest payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the Internal Revenue Service, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding and reporting for those non-U.S. Holders who are not exempt recipients, provided that the payor does not have actual knowledge that the holder is a U.S. Holder.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account through the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 30 days after this prospectus is mailed to holders of the old notes, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale.

     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account through the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. The resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker-dealer and/or purchasers of the new notes. Any broker-dealer that resells new notes that were received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of new notes may be considered to be an "underwriter" within the meaning of the Act and any profit of such resale of new notes and any commissions or concessions received by any person may be considered to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not have admitted that it is an "underwriter" within the meaning of the Securities Act. Each broker-dealer that receives new notes under the exchange offer agrees to notify us before using this prospectus in connection with the sale or transfer of new notes and will be notified by us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus not misleading, which notice we agree to deliver promptly to the broker-dealer.

     We have agreed to pay all expenses for the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes participating in the exchange offer (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     The validity of the Notes offered hereby will be passed upon for us by Locke Liddell & Sapp LLP, Dallas, Texas.

                                     EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedules incorporated in this prospectus by reference from our Annual Report on Form 10-K/A have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

================================================================================






                           WEINGARTEN REALTY INVESTORS



                         $200,000,000 7% NOTES DUE 2011



                                _________________



                                   PROSPECTUS



                               __________________






                               November 30,  2001






________________________________________________________________________________
We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to exchange these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any exchange made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

________________________________________________________________________________


================================================================================


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